Exhibit 10.10

LM FUNDING, LLC

ASSOCIATION RECEIVABLES PURCHASE AGREEMENT

This PURCHASE AGREEMENT (“Purchase Agreement”) by and between ASSOCIATION, INC., a Florida not for profit corporation (“Association”) and LM FUNDING, LLC, a Florida limited liability company (together with its successors and assigns, “LMF”) is made effective the      day of             , 2015 (“Effective Date”).

BACKGROUND

Association is a not for profit condominium owners’ association. Association assesses its owners for common expenses. Some owners have failed to pay assessments in accordance with Association’s governing rules. Association has the right to secure payment through a lien of an owner’s condominium unit which secures Association’s assessment along with interest, administrative fees, and costs of collection. Association continues to have Delinquent Assessments (as further defined herein) as set forth on the Schedule of Units attached hereto. In exchange for LMF paying a Purchase Price for certain Delinquent Units on the Schedule of Units, Association has agreed to assign the Delinquent Assessments to LMF pursuant to the terms of this Purchase Agreement.

DEFINITIONS

“Assessments” means regular, and not special, charges for common expenses of Association’s condominium which are regularly assessed against the unit owner, but does not include additional charges for interest, administrative fees, costs, and attorney’s fees.

“Accelerated Assessments” means any regular Assessments that have been accelerated and made due and payable immediately, that would not otherwise be due until a future date, pursuant to the Association’s governing documents or state or local statutes.

“Attorney’s Fees and Costs” means any costs and legal fees chargeable by Counsel to the Association for the collection of Ledger Amounts pursuant to this Purchase Agreement.

“Association” means the not for profit condominium owners’ association listed as a party to this agreement and its agents and representatives including its management company.

“Collection Proceeds” means any Ledger Amounts recovered through any means including payment plans or tenant payors pursuant to Florida Statute.

“Class A Delinquent Units” means any units denoted as a Class A Unit on a Schedule of Units, which is treated by any special provisions as they exist on Schedule A.

“Class B Delinquent Units” means any units denoted as a Class B Unit on a Schedule of Units, which is treated by any special provisions as they exist on Schedule B.

Association Initial	LMF Initial
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“Class C Delinquent Units” means any units denoted as a Class C Unit on a Schedule of Units, which is treated by any special provisions as they exist on Schedule C.

“Counsel” means any attorney or law firm appointed and or retained, by LMF to collect Ledger Amounts on behalf of Association. Counsel includes Business Law Group, P.A.

“Delinquent Assessments” means (a) the past due Assessments, including any Assessments that have come due after the Effective Date of this Purchase Agreement, (b) interest and administrative fees, (c) Pre-Effective Date Special Assessments (d) any other recovery arising from Association’s lien, or future lien, against a Delinquent Unit not herein mentioned and, (e) any recovery from the owner of a Delinquent Unit.

“Delinquent Unit” means a unit of the condominium which owes past due Assessments.

“Interest and Administrative Late Fees” means the accrued or incurred amounts of interest and late payments penalties or fees that are attributable to any portion of the Assessments, Pre- or Post-Effective Date Special Assessments or any other amounts that can earn interest or late payment fees according to law.

“LMF” means LM Funding, LLC, a Florida limited liability company, its successors and assigns.

“Ledger Amounts” means (a) Delinquent Assessments, (b) Attorney’s Fees and Costs, (c) Accelerated Assessments, (d) Pre-Effective Date Special Assessments, (e) Post-Effective Date Special Assessments, (d) any other amounts appearing on the ledgers, including but not limited to Pre-Existing Legal Fees, fines, water bills, cable television bills, fees owed to the Association’s management company and the like.

“Pre-Effective Date Special Assessments” means any non-regular assessment adopted and assessed by the Association against a Delinquent Unit, which assessment was done prior to the Effective Date of this Purchase Agreement.

“Post-Effective Date Special Assessments” means any non-regular assessment adopted and assessed by the Association against a Delinquent Unit, which assessment was done subsequent to the Effective Date of this Purchase Agreement.

“Pre-Existing Legal Fees” means any legal fees paid or incurred by the Association for the collection of delinquent assessments prior to assignment of the Ledger Amounts to LMF.

“Purchase Price” means any and all consideration paid by LMF to Association, Association’s Counsel, or assigns, at any time, including all amounts paid to Association that are equal to the on-going monthly Assessments for Delinquent Units.

“Schedule of Units” means a list of Delinquent Units the proceeds of which the Association wishes to sell and assign to LMF and LMF agrees to purchase pursuant to this Purchase Agreement.

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NOW, THEREFORE, pursuant to the Purchase Agreement and in consideration of the premises stated therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1. Offer and Acceptance. Association hereby assigns, transfers, sets over, and delivers unto LMF and hereby grants to LMF all of Association’s right, title and interest in and to:

a.	Future Collection Proceeds of the Delinquent Assessments;

b.	All of Association’s documents or contractual rights, written or verbal, now owned or hereafter acquired, to levy and collect Assessments against the owner of the Delinquent Unit as described in the Declaration, and all future collected proceeds thereof;

c.	All present and future common expense assessments, income, accounts, accounts receivable and proceeds thereof;

d.	All decision making ability as it relates to the form and substance of the collection process and all decision making ability as it relates to settlement offers provided that LMF complies with all state and federal laws, rules and regulations;

e.	All rights to ownership, conveyance, alienation, and enjoyment of Delinquent Units if the Association now, or at any time in the future, comes into ownership of Delinquent Units that have been assigned and not subsequently reassigned to the Association;

f.	All deficiency judgments, and all future rights to deficiency judgments for Delinquent Assessments hereafter obtained;

g.	All present and future right, title, and interest in the Association to claim a lien against the Delinquent Unit to secure payment of common expense assessments described in (b) above as permitted and as provided in the Declaration and in Chapter 718, Florida Statutes, as they may now exist or be amended hereafter from time to time (the “Lien Rights”); and

h.	Proceeds of all the foregoing (all collectively being referred to herein as “Delinquent Assessment”). The security of this Purchase Agreement is and shall be primary. The Association hereby warrants that there are no contracts, agreements, assignments, pledges, hypothecations or other similar agreements guarantying a security interest in or to the Delinquent Assessments as of the day and year first above written nor shall there be any in existence on the date of recordation of this Purchase Agreement or any other instruments of security. Association further warrants that it has not executed nor will it execute at any time during the term of the Purchase Agreement any other assignments or instruments encumbering the items described above which might prevent LMF from operating under any of the terms and conditions of this Purchase Agreement.

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Association may offer to assign additional Delinquent Unit accounts to LMF by executing subsequent Schedules of Units. LMF may at its discretion accept the assignment of Delinquent Unit accounts at any time.

2. Payment. Payment shall be tendered in accordance with the corresponding schedule and class of the particular delinquent unit as attached hereto.

3. Allocation of the Proceeds. Proceeds shall be allocated in accordance with the corresponding schedule and class of the particular Delinquent Unit as attached hereto.

4. Reassignment, and Set Off.

a.	Reassignment. LMF shall remit amounts owed to Association by the 10th day of the month following collection. Upon payment in full for a Delinquent Unit’s Delinquent Assessment(s), LMF shall direct Counsel to record a satisfaction of lien, if necessary, and re-assign all rights relating to the Delinquent Unit to Association. Reassignment to the Association of an account for a Delinquent Unit shall also occur under the following circumstances:

(i)	When LMF determines all or any portion of the Ledger Amounts arising in connection with a Delinquent Unit are either paid in full or settled, waived, reduced or released such that there is no outstanding debt owed to the Association by the owners of the Delinquent Unit, including, without limitation, reductions made due to the statutory cap for first mortgagees in Section 718.116(1)(b), Florida Statutes, or in connection with a bankruptcy; or

(ii)	Upon mutual written agreement of LMF and the Association.

The transfer of title to a lender that held a mortgage on a particular Delinquent Unit shall not, by itself, trigger reassignment of an account for the Delinquent Unit unless and until the account is otherwise transferred to the seller in accordance with Section 3. Upon reassignment, all payment obligations of LMF for the reassigned Delinquent Unit arising under Section 2 shall terminate.

c.	Set Off. The Association agrees that if it should come into possession of any of the Ledger Amounts assigned to LMF, LMF will have the option to set-off funds that would have been paid to the Association under this Purchase Agreement.

Example: Association accepts a payment of $4,000 on a Delinquent Unit account that it has assigned to LMF. LMF’s subsequent payment due to the Association from LMF under this Purchase Agreement will be less the $4,000 that the Association has in its possession.

Should the Association come into possession of any Ledger Amounts and if no set-off is available, Association shall immediately remit those Ledger Amounts to LMF upon demand. If this happens at any time, LMF shall have the authority to instruct Association’s management to issue a check for the amount due within five (5) business days of notification of the occurrence.

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5. Attorney in Fact — Power of Attorney. For the limited purposes of this Purchase Agreement, Association hereby grants LMF an irrevocable power of attorney as it relates to this Purchase Agreement. This power of attorney is coupled with an interest and will be irrevocable for the term of this agreement and thereafter as long as any of the Obligations are outstanding. Along with power of attorney, Association authorizes LMF to act as attorney in fact to direct Counsel in the collection of Ledger Amounts and Counsel will distribute Collection Proceeds to LMF pursuant to the terms of this Purchase Agreement. The Association authorizes LMF to engage Business Law Group, P.A. (“BLG”) or any other Counsel it deems fit to act on behalf of Association. Association acknowledges, accepts, and waives all conflicts if BLG or Counsel also represents other condominium or homeowner associations within or superior to the Association. Association irrevocably authorizes LMF to direct Counsel for the Association to (i) issue invoices for Delinquent Assessments and collect, receive and deposit the payments thereon; (ii) accelerate payments and file liens and foreclosure actions against a Delinquent Unit for Delinquent Assessment(s); (iii) enter into payment plans on behalf of the Association; (iv) file civil suit against the Delinquent Unit owners for collection of the Delinquent Assessments; (v) substitute counsel on behalf of the Association; and (vi) enforce any and all other rights of the Association with respect to the collection of Delinquent Assessments or any other deficiency judgments for Ledger Amounts granted to Association by Florida Law, the Association’s Declaration, Articles, By-laws or otherwise including attesting via sworn affidavit to the correctness of amounts due and owing. Association acknowledges that it shall be the Plaintiff for the purpose of filing suit and enforcing the collection of Ledger Amounts.

Association, after the date of execution of this Purchase Agreement and the subsequent Schedule of Units, acknowledges that it no longer has any right or authority to settle an account for less than the amount due pursuant to Section 3 of this Purchase Agreement without LMF’s prior written consent.

Association further agrees and shall direct its Management Company to cooperate in the collection of Ledger Amounts by providing reasonably requested information, providing ledgers for audit purposes at quarterly intervals, executing court documents necessary to protect Association’s rights in the collection of Ledger Amounts, providing an officer of Association for testimony or other purposes, and endorsing checks made payable to Association for Ledger Amounts so that they may be applied and divided pursuant to this Purchase Agreement. Association shall execute the attached addendum to its agreement with its Management Company to authorize its Management Company to charge the Delinquent Unit ledgers for costs incurred by the Management Company related to the collection of Delinquent Assessments. Association shall note all assignments of proceeds from Delinquent Assessments to LMF upon its books and records of account. Association shall issue “coupon stop pay” instructions to its bank on all Delinquent Units funded by LMF. LMF shall have the right to file a UCC-1 to perfect its security interest upon amounts owed to LMF held in Association’s accounts.

The Association hereby authorizes and empowers LMF to: (i) engage counsel for the collection of Ledger Amounts, (ii) sign affidavits on behalf of association as the attorney-in-fact, (iii) act as an authorized representative to substitute counsel on behalf of Association, (iv) sign any other document, pleading, or correspondence which relates to the collection of Ledger Amounts, (v) execute assignments of bid for foreclosure actions to third parties, and (vi) take any and all other steps necessary or proper to facilitate the collection of Ledger Amounts.

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LMF shall have access to all information BLG or other Counsel has with regard to the Delinquent Accounts. If the Association terminates BLG or other counsel, or otherwise exercises its attorney-client rights in a manner that interferes with Counsel’s efforts to collect Delinquent Assessments at LMF’s direction, or acts in a way that is anyway contrary to LMF’s direction, then in addition to any other remedies at law, equity, or contained herein, LMF will terminate all payments owed pursuant to Section 2 and LMF will retain ownership of all Delinquent Assessments until they are reassigned to the Association pursuant to Section 3 of this Purchase Agreement.

The exercise by LMF of its right to receive such Collection Proceeds shall not prevent LMF from exercising any of its rights under this Purchase Agreement, and in addition LMF shall have and may exercise from time to time any and all rights and remedies of a secured party under the Uniform Commercial Code of the State of Florida and any and other rights and remedies available to it under any other applicable law, including, but not limited to, the right to foreclose a delinquent Assignment; and any other instrument of security for the Purchase Agreement in the same proceedings.

LMF may notify the owner of the Delinquent Unit of the terms and provisions of this Purchase Agreement by mailing a copy of this Purchase Agreement to the owner of the Delinquent Unit, or otherwise. Recordation of this Purchase Agreement in the public records of the county in which the Unit is located shall constitute notice to the Unit owner of the provisions hereof.

Association has designated the following board member as its Designated Board Member to communicate directly with LMF:

Name:
Address:

Email:
Phone:

Association agrees to promptly notify LMF of any change of the Designated Member or Management Company. Association hereby authorizes the Designated Board Member and the Association’s Management Company, as an authorized agent, to sign any subsequent documents as they relate to this Purchase Agreement.

6. Foreclosure. During the time a foreclosure against a Delinquent Unit is pending and thereafter in the event the Association takes title to a Delinquent Unit, at the request of LMF, Association will exercise its rights set forth in its Declaration and ask a court to appoint a receiver to collect any rents being paid upon the Delinquent Unit in foreclosure. Rents collected shall be applied to Ledger Amounts in accordance with Section 3. In the event collection of the Ledger Amounts result in the Delinquent Unit being sold in a foreclosure auction, LMF shall have the right to bid for the Delinquent Unit as attorney in fact for Association applying amounts

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owed for the Delinquent Assessment of the Delinquent Unit to the foreclosure price as well as any additional funds that LMF, in its sole discretion, decides to pay. At LMF’s discretion and upon request, Association shall execute an assignment of bid to LMF, its assigns, or an entity of LMF’s choosing.

If a foreclosure auction for a Delinquent Unit results in the Association taking title to the Delinquent Unit, or if the Association accepts a deed-in-lieu of foreclosure, or a Delinquent Unit becomes owned by the Association in any other way, LMF in its sole discretion may direct the Association to immediately quitclaim title of the Delinquent Unit to LMF, its successors or assigns, or to an entity of LMF’s choosing. After quitclaim of a Delinquent Unit from Association to LMF, LMF shall continue to pay an amount equal to all future Assessments on a current basis as long as LMF remains the unit owner. LMF may elect to maintain the unit’s delinquent balance and pay an amount equal to the Assessments as Purchase Price pursuant to this Purchase Agreement. Notwithstanding the aforementioned provision, the Association may at its discretion decide to retain title to a Delinquent Unit. If the Association elects and prior to LMF obtaining title through its own election, Association shall pay LMF all Delinquent Assessments, which have accrued according to Section 3. Association shall then be reassigned the Delinquent Unit and shall not have to execute a quitclaim title for the unit to LMF.

Nothing herein shall obligate LMF, its successors, or assigns to take title to a Delinquent Unit. Title is vested in LMF, its successors, or assigns at LMF’s sole discretion. Regardless of LMF’s election to obtain title, LMF may elect to proceed forward in an enforcement action against prior, and subsequent unit owners for any amount that is outstanding at any time, including but not limited to when a third-party, mortgagee, or lienor, takes title and becomes jointly and severally liable for past due assessments, charges, fees, fines and the like.

The Association expressly authorizes and approves LMF to lease any Delinquent Unit that LMF, its successors and assigns, now own, or come into ownership of, as a result of this Purchase Agreement. LMF agrees to advise the Association of all material terms of its leases.

7. LMF Reports. LMF shall provide a monthly list of all accounts that have been paid off and reassigned to the Association. Upon request from the Association’s Designated Board Member, LMF will provide Association with statement of accounts for any Delinquent Unit.

8. Mistakes. LMF’s purchase of the proceeds of the Delinquent Assessments is non-recourse to the Association except in the event of a mistake made by the Association. Mistakes shall be defined as when LMF reasonably determines it has been unable to collect the Ledger Amounts because:

a.	A Delinquent Owner has proved payment to the Association was made prior to the Effective Date;

b.	Association has supplied materially inaccurate information with respect to the Ledger Amounts, Delinquent Units, or Delinquent Units owner that results in a lapse or violation of a statutory deadline, failure to effect service of process, or denial of a lien or foreclosure action with regard to the Ledger Amounts;

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c.	The Association has made a conflicting assignment of the proceeds of the Delinquent Assessment to its Management Company, lenders, attorneys or others; or

d.	An Association compromise with the Delinquent Units owner on amounts owed for the Ledger Amounts or takes any other action to diminish the value or probability of collection of the Ledger Amounts.

The Association is liable to LMF for payment of the Delinquent Assessment amount for Mistakes set forth in (a), (b), (c), and (d) above. All reimbursement shall be through the Set-Off described in this Purchase Agreement.

In the event the Association breaches or fails to perform any one or more of the covenants and agreements contained in the Purchase Agreement, which is not cured within 30 days after receipt of notice thereof from the LMF to the Association, then such shall constitute a default, under the Purchase Agreement. An event of default as to which there is no notice and/or curative period provided herein shall immediately constitute a default upon the occurrence of such event of default. An occurrence of default shall cease any future payment installments that Association may be owed pursuant to Section 2 and LMF shall be entitled to any other remedies provided hereunder, at law, or in equity. Payments required by Section 2 will resume on the first of the following month after a breach has been cured.

9. Unit Owner Defenses. In the event a delinquent owner has challenged the validity of the Ledger Amounts because it is in violation of the Association’s Articles, By-Laws, Declaration or as a matter of law and such challenge has required additional pleadings to be filed to protect a lien or foreclosure action, LMF may return the account to the Association and recover the Purchase Price via Set-Off pursuant to Section 3.

10. Unit Owner Bankruptcy. In the event a Delinquent Unit owner files for protection under federal bankruptcy laws LMF may at its option cease payments to the Association for that Delinquent Unit, until such time as the bankruptcy stay is lifted and collection efforts may resume. Once the stay is lifted by the court, LMF shall resume payments to the Association pursuant to Section 2 of this Purchase Agreement. LMF shall not be required to petition for relief from stay.

11. Set—Off and Repayment. Except where specifically stated otherwise, amounts owed by Association to LMF shall be paid through set-off against amounts owed by LMF to Association provided such amounts are sufficient to recover all amounts owed by the Association to LMF in one month. Otherwise all amounts owed by Association to LMF shall be due and payable in cash upon demand of LMF.

12. LMF Indemnification. LMF will indemnify, defend and hold harmless the Association from any damages incurred by the Association solely and directly arising from LMF’s, or its, officers’, employees’, counsel, or agents’ negligence or willful misconduct while acting to collect Delinquent Assessments on behalf of Association pursuant to this Purchase Agreement.

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LMF’s obligation to indemnify, defend, and hold harmless Association shall only apply if Association accepts LMF’s choice of counsel, chosen in LMF’s sole discretion, and at LMF’s sole expense. LMF shall have sole authority to negotiate, litigate, and settle all claims for which the Association seeks indemnity and any action by the Association that adversely affects LMF’s indemnification obligations hereunder shall render LMF’s obligations under this section null and void.

Neither the execution of this Purchase Agreement nor any action or inaction on the part of LMF under this Purchase Agreement shall release the Association from any of its obligations under the Declaration, or constitute an assumption of any such obligations on the part of LMF, and Association shall and does hereby agree to indemnify LMF for and to hold it, it’s officers, managers, employees and agents harmless of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms covenants or agreements contained in the Declaration unless due to the LMF’s negligence, willful misconduct or failure to comply with any applicable state or federal laws, rule or regulation. Should LMF incur any such liability, the loss or damage under or through the Declaration or in the defense of any as such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be secured hereby and Association shall reimburse LMF therefore immediately upon demand. Such attorneys’ fees and costs shall include, but not be limited to, fees and costs incurred in any phase of litigation, including, but not limited to, all trials, proceedings and appeals, and all appearances in and connected with any bankruptcy proceedings or creditors’ reorganization proceedings. No action or failure to act on the part of Association shall adversely affect or limit in any way the rights of LMF under this Purchase Agreement, under the Assessments or the Lien Rights, Nothing herein contained shall be construed as making LMF, or its agents, successors and assigns, an assignee in possession, nor shall LMF or its agents, successors and assigns, be liable for laches, or failure to collect said Delinquent Assessment, and it is understood that LMF is to account only for such sums as are actually collected.

13. Term and Termination. This Purchase Agreement may be terminated by either party upon ten (10) days written notice.

a.	Upon termination by Association, Association shall have no obligation to assign the proceeds of any additional Delinquent Assessments and LMF shall have no obligation to continue to pay monthly assessments on the Delinquent Units pursuant to Section 2. LMF shall retain ownership of the Delinquent Assessments and all future collected proceeds arising from the collection of Delinquent Assessments assigned pursuant to this Purchase Agreement.

b.	Upon termination by LMF, LMF shall reassign all Delinquent Assessments to Association; LMF’s obligations under Section 2 shall terminate; and Association shall retain all amounts previously paid to Association by LMF. All other provisions herein shall survive termination.

c.

The Association may terminate any surviving provisions of this Purchase Agreement at any time by (i) remitting to LMF all amounts that have been accrued and would be payable to LMF, as if full collection occurred upon the

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termination date, pursuant to Section 3 of this Purchase Agreement; and (ii) to Counsel, all legal fees and costs charged to the ledger accounts of the Delinquent Unit. Payment of amounts due shall be made within 10 days of the termination date and LMF shall reassign all Delinquent Assessments within 10 days of receipt of the termination payment.

14. Mortgagee Foreclosure Protection Under Declaration. If the date of Association’s Declaration precedes the effective date of Section 718.116 or 720.3085, Florida Statutes, or if the Association’s Declaration or Governing Documents excuses anyone taking title through foreclosure or deed in lieu of foreclosure from payment of Delinquent Assessments, then in the event such purchaser refuses to pay Delinquent Assessments because of the provisions of Association’s Declaration, LMF will have the option to return the account to the Association and recover its Purchase Price.

15. Changes Alterations or Amendments to Governing Documents. If at any time after the effective date of this Purchase Agreement the Association changes, alters, or amends its Declaration or other governing documents which impairs, infringes, or alters in any way the transaction of the parties to this Purchase Agreement then the Association shall be in breach of the Purchase Agreement.

16. Miscellaneous.

a.	Expenses. Except as otherwise provided herein, each party shall pay its own expenses in connection with the execution and performance of this Purchase Agreement including professional fees.

b.	Entire Agreement. This Purchase Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings.

c.	Applicable Law. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Florida. All disputes arising hereunder shall be resolved exclusively in the state courts of Florida. In any dispute arising hereunder the prevailing party shall be entitled to recovery of reasonable attorney’s fees and costs from investigation through appeal.

d.	Venue. Venue shall be proper and located exclusively in Hillsborough County, Florida.

e.	Construction. The language in all parts of this Purchase Agreement shall be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against the person who drafted the document, it being acknowledged and agreed that representatives of both parties have participated in the preparation hereof.

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f.	Counterparts. This Purchase Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute the same agreement, whether or not all parties execute each counterpart.

g.	Further Assurances. The parties agree that they will from time to time, upon the reasonable request of the other party and without additional consideration, execute, acknowledge and deliver all such further endorsements, assignments, and transfers as may be required in conformity with this Purchase Agreement for the collection of Delinquent Assessments and distribution of the proceeds there from in accordance with this Purchase Agreement.

h.	Specific Performance. LMF and the Association agree that the provisions of this Purchase Agreement are necessary in order to protect the continuing legitimate interests of the parties and that the failure of either party to perform the obligations provided in this Purchase Agreement, will result in irreparable damage to the other party. Notwithstanding the indemnification provisions of this Purchase Agreement as set forth in Section 7, specific performance by the otherwise nonperforming party of those obligations may be obtained by litigation in equity. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedy the parties may have.

i.	Communication with Unit Owners. Association shall answer all inquiries of Unit owners as required by Section 718.112(2)(a)(2), Florida Statutes.

j.	Severability. If any provision of this Purchase Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

k.	Conflict. If any provisions of this Purchase Agreement conflict with provisions of earlier executed agreements than this Purchase Agreement shall control.

l.	Insurance Proceeds. In the event that the Association can or does make a claim for any type of insurance proceeds, including, either property and casualty, business interruption, or liability; LMF shall have a right to the prorated portion of those proceeds based on the amount of Delinquent Units LMF has been assigned pursuant to this Purchase Agreement, at the time the event occurs that gives rise to a claim.

m.

Approval of Management Company. LMF expressly reserves the right to approve any changes of the Association’s Management Company and Manager for the entire time this Purchase Agreement is in effect, or until all Delinquent Assessments are recovered or all collection matters resolved, whichever is later. If LMF does not approve a change of the Association’s Management Company, the Association must either refrain from retaining

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said Management Company, or terminate representation by said Management Company within 10 business days. Failure of Association to comply with this approval provision will constitute a breach of this contract and a default under this Purchase Agreement. LMF expressly approves the Association’s current Management Company and Manager as of the Effective Date and said Management Company is a “Preferred Vendor” of LMF. Approval of a new Management Company will not be unreasonably withheld and shall be automatic where a change is made to any other of LMF’s Preferred Vendor Management Companies.

n.	Approval of General Counsel. LMF expressly reserves the right to approve the Association’s General Counsel for the entire time this Purchase Agreement is in effect, or until all Delinquent Assessments are recovered or all collection matters resolved, whichever is later. If LMF does not approve the Association’s General Counsel the association must either refrain from retaining said counsel, or terminate representation by said counsel within 10 business days. Failure of Association to comply with this approval provision will constitute a breach of this contract and a default under this Purchase Agreement. Approval of counsel will not be unreasonably withheld. As of the Effective Date, Association’s General Counsel is and approved by LMF.

o.	Registered Agent. As of the effective date of this agreement Association shall appoint an agent of LMF’s choice as the Association’s registered agent in the state of Florida. This provision shall be in effect until all provisions of this Purchase Agreement terminate. A change of the registered agent prior to the termination of all provisions of this Purchase Agreement, and without LMF’s express written consent, shall constitute a breach.

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IN WITNESS WHEREOF, the parties have each executed this Purchase Agreement on the date first above written.

LM FUNDING, LLC

Manager

AGREED AND ACCEPTED THIS      DAY OF             , 20    .

ASSOCIATION, INC.:

Signature:

Print:

Title:

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“Schedule A”

Accompaniment to the Association Receivables Purchase Agreement

The following Purchase Price Payment and Allocation of Proceeds Provisions shall apply to those units designated on the Schedule of Units as “Class A Units.”

2. Payment. Association agrees to sell and assign a portion of the proceeds of the Delinquent Assessments (all accrued interest, administrative or late fees, and fees and costs paid to Counsel) for units classified as Class A Delinquent Units, as set forth on the Schedule of Units to LMF in exchange for LMF agreeing to pay the Purchase Price listed on the Schedule of units and the legal fees and collection costs associated with that Delinquent Unit Account continuing thereafter until the assigned account is reassigned to Association in accordance with this Purchase Agreement. The payments made by LMF to the Association as provided above are solely for the benefit of the Association and shall not be credited to the account of each Delinquent Unit in a manner that allows the owner of the Delinquent Unit to benefit from such payments in any way, including, without limitation, by having the delinquent owner’s obligations to the Association reduced or diminished or waived in whole or in part. The owner of the Delinquent Unit shall continue to be fully liable for all obligations owed to the Association in connection with the Delinquent Unit or otherwise.

3. Allocation of the Proceeds. All Collection Proceeds of the Ledger Amounts received for each Class A Delinquent Unit shall be applied as follows:

a.	Allocation:

(i)	First, to LMF any Purchase Price Paid and all Interest and Administrative Late Fees;

(ii)	Second, to Counsel for all Attorney’s Fees and Costs incurred;

(iii)	Third, to Association, all Assessments collected;

(iv)	Fourth, to Association, all Pre-Effective Date Special Assessments and Post-Effective Date Special Assessments; and

(v)	Fifth, to Association, all other amounts appearing on the ledgers, including but not limited to, Pre-Existing Legal Fees, fines, water bills, cable television bills, fees owed to Association’s management company and the like.

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“Schedule B”

Accompaniment to the Association Receivables Purchase Agreement

The following Purchase Price Payment and Allocation of Proceeds Provisions shall apply to those units designated on the Schedule of Units as “Class B Units.”

2. Payment. Association agrees to sell and assign fifty (50%) percent of the Delinquent Assessments for the Delinquent Units as set forth on the Schedule of Delinquencies to LMF in exchange for LMF agreeing to pay Purchase Price listed on the Schedule of units and the legal fees and collection costs associated with that Delinquent Unit Account continuing thereafter until the assigned account is reassigned to Association in accordance with this Purchase Agreement. The payments made by LMF to the Association as provided above are solely for the benefit of the Association and shall not be credited to the account of each Delinquent Unit in a manner that allows the owner of the Delinquent Unit to benefit from such payments in any way, including, without limitation, by having the delinquent owner’s obligations to the Association reduced or diminished or waived in whole or in part. The owner of the Delinquent Unit shall continue to be fully liable for all obligations owed to the Association in connection with the Delinquent Unit or otherwise.

3. Allocation of the Proceeds. LMF shall apply the Collection Proceeds of the Ledger Amounts received for each Class B Delinquent Unit as follows:

a.	Allocation:

(i)	First, to LMF any Purchase Price Paid.

(ii)	Second, to Counsel all Attorney’s Fees and Costs incurred;

(iii)	Third, to LMF and Association, fifty (50%) percent pro-rata of the proceeds of all Delinquent Assessments and Post-Effective Date Special Assessments;

(iv)	Fourth to Association all Accelerated Assessments collected;

(v)	Fifth, to Association, all other amounts appearing on the ledgers, including but not limited to, fines, water bills, cable television bills, fees owed to Association’s management company and the like.

Association Initial	LMF Initial
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“Schedule C”

Accompaniment to the Association Receivables Purchase Agreement

The following Purchase Price Payment and Allocation of Proceeds Provisions shall apply to those units designated on the Schedule of Units as “Class C Units.”

4. Payment. Association agrees to sell and assign the Delinquent Assessments for units classified as Class C Delinquent Units as set forth on the Schedule of Units to LMF in exchange for LMF agreeing to pay an amount equal to the on-going Assessments that may be charged to those Delinquent Units from time to time by Association beginning on the later of the Effective Date of this Purchase Agreement or the when the Delinquent Unit account is assigned to LMF, and continuing thereafter until the assigned account is reassigned to Association in accordance with this Purchase Agreement, or Purchase Price reaches an aggregate total amount equal to 48 months of regular periodic assessments for any particular Delinquent Unit, or the Association receives title to the Delinquent Unit and LMF elects not take title pursuant to this Purchase Agreement. Payments shall be made by LMF to Association no later than the 10th day of each calendar month for each Delinquent Unit that is not reassigned to Association as of the first day of each calendar month. The payments made by LMF to the Association as provided above are solely for the benefit of the Association and shall not be credited to the account of each Delinquent Unit in a manner that allows the owner of the Delinquent Unit to benefit from such payments in any way, including, without limitation, by having the delinquent owner’s obligations to the Association reduced or diminished or waived in whole or in part. The owner of the Delinquent Unit shall continue to be fully liable for all obligations owed to the Association in connection with the Delinquent Unit or otherwise.

5. Allocation of the Proceeds. All Collection Proceeds of the Ledger Amounts received for each Class C Delinquent Unit shall be applied as follows:

a.	Allocation:

(vi)	First, to LMF for any Purchase Price Paid and all Delinquent Assessments;

(vii)	Second, to Counsel for all Attorney’s Fees and Costs incurred;

(viii)	Third, to Association, all Accelerated Assessments collected;

(ix)	Fourth, to Association, all Post-Effective Date Special Assessments imposed by the Association subsequent to the Effective Date collected in the Collection Proceeds; and

(x)	Fifth, to Association, all other amounts appearing on the ledgers, including but not limited to, Pre-Existing Legal Fees, fines, water bills, cable television bills, fees owed to Association’s management company and the like.

Association Initial	LMF Initial
16